UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
Date of report (Date of earliest event reported): June 24, 2026
IRADIMED CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-36534	73-1408526
(Commission File Number)	(IRS Employer Identification No.)

12705 Ingenuity Drive, Orlando, Florida	32826
(Address of principal executive offices)	(Zip Code)
(407) 677-8022
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock, par value $0.0001	IRMD	NASDAQ Global Market

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Iradimed Corporation (“Iradimed”) was held on Tuesday, June 23, 2026. At the meeting, Iradimed’s stockholders voted on the following three proposals and cast their votes as described below.

1.Stockholders elected each of Roger Susi, Monty Allen, Joe Kiani, Hilda Scharen-Guivel and James Hawkins to Iradimed’s Board of Directors, each to hold office until a succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from our Board), as set forth below.

Name	Votes For	Votes Withheld	Broker Non-Votes
Roger Susi	8,638,178	1,972,758	759,594
Monty Allen	9,266,549	1,344,387	759,594
Joe Kiani	10,492,206	118,730	759,594
Hilda Scharen-Guivel	10,409,481	201,455	759,594
James Hawkins	8,244,802	2,366,134	759,594

2.Stockholders ratified the selection of RSM US LLP as Iradimed’s independent registered public accounting firm to perform independent audit services for the fiscal year ending December 31, 2026, as set forth below.

Votes For	Votes Against	Abstentions
11,355,891	8,716	5,923

3.Stockholders approved an advisory resolution on the compensation of Iradimed’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,487,387	106,030	17,519	759,594

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRADIMED CORPORATION

Date: June 24, 2026

	By:	/s/John Glenn
	Name:	John Glenn
	Title:	Chief Financial Officer